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                                                                     EXHIBIT 5.1

               [Letterhead of Orrick, Herrington & Sutcliffe LLP]

                                  April 21, 1999

America Online, Inc.
22000 AOL Way
Dulles, Virginia 20166

                              America Online, Inc.

Dear Sir/Madam:

   We have acted as special counsel to America Online, Inc., a Delaware corporation (the "Company") in connection with the Registration Statement on Form S-4 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "SEC") on the date hereof for the purpose of registering with the SEC under the Securities Act of 1933, as amended (the "Securities Act") up to 4,154,717 shares (the "Shares") of the Company's common stock, $.01 par value, (the "Common Stock") pursuant to the Agreement and Plan of Merger dated as of February 1, 1999 (the "Agreement"), among the Company, MF Acquisition Corporation and MovieFone, Inc. ("MovieFone").

   In connection with the rendering of the opinion set forth below, we have examined, are familiar with and relied on originals or copies, certified or otherwise, identified to our satisfaction, of (i) the Registration Statement,
(ii) the Agreement, (iii) the Restated Certificate of Incorporation and the Restated By-laws of the Company, as amended, each as currently in effect, (iv) the resolutions adopted by the Board of Directors of the Company on January 25, 1999, relating to the issuance of the Shares and certain related matters and
(v) such other documents, agreements, records, instruments, certificates of public officials and certificates of officers or other representatives of the Company or others as we have deemed necessary or appropriate for purposes of and as a basis for rendering the opinion set forth below.

   In our examination, we have (i) assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) assumed the conformity to original document of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies and (iii) assumed and relied upon the truth, accuracy and completeness (without independent investigation or verification) of the information, representations, warranties and statements contained in the records, documents, instruments and certificates we have reviewed. In rendering the opinion set forth below, we have assumed that such parties had, have or will have all requisite power and authority to execute and deliver all agreements, documents, instruments and certificates examined by us and have also assumed the due authorization by all requisite action, and the due execution and delivery by such parties of all such agreements, documents, instruments and certificates and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

   This opinion is limited to the General Corporation Law of the State of Delaware. We do not express any opinion as to any other law.

   Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance in connection with the Merger (as defined in the Agreement) and, upon consummation of the Merger, the issuance of the Shares and the delivery of proper stock certificates therefor in accordance with the terms and condition of the Agreement, the Shares will be validly issued, fully paid and non-assessable.
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   We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this opinion under the caption "Legal Opinion" in the MovieFone proxy materials included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

   This opinion is furnished by us, as special counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the Company.

                                       Very truly yours,

                                       /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP